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                                                                     EXHIBIT 5.1


                     OPINION OF BROBECK PHLEGER & HARRISON

                                                                   July 18, 2000

E*TRADE Group, Inc.
4500 Bohannon Drive
Menlo Park, California 94025

     Re: E*TRADE Group, Inc. Registration Statement on Form S-3 for Proposed Issuance and Sale of 10,034,416 Shares of Common Stock

Ladies and Gentlemen:

     We have acted as counsel to E*TRADE Group, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance and sale of 10,034,416 shares of the Company's Common Stock (the "Shares"), as described in the Company's Registration Statement on Form S-3 ("Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

     This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

     We have reviewed the Company's charter documents, the corporate proceedings taken by the Company in connection with the original issuance and sale of the Shares, and such other certificates and documents as we have deemed necessary for purposes of rendering this opinion. Based on such review, we are of the opinion that the Shares are duly authorized and, upon issuance in accordance with the Merger Agreement described in such Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                             Very truly yours,

                                             /s/ Brobeck, Phleger & Harrison LLP
                                             -----------------------------------
                                             BROBECK, PHLEGER & HARRISON LLP